PEERLESS MFG. CO.
RESTRICTED STOCK AGREEMENT
     THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of this ___day of ___(the “Effective Date”), by and between Peerless Mfg. Co. (the “Company”), a Texas corporation, and ___(“Grantee”).
W I T N E S S E T H:
     WHEREAS, the Company has implemented its 2001 Stock Option and Restricted Stock Plan, as amended (the “Plan”), which provides for the grant of shares of common stock of the Company, $1.00 par value per share (the “Common Stock”), to certain selected employees and directors of the Company or its subsidiaries;
     WHEREAS, the committee appointed by the Board of Directors of the Company (the “Board”) to administer the Plan (the “Committee”) has selected the Grantee to participate in the Plan and has awarded the restricted Common Stock described in this Agreement (the “Restricted Stock”) to the Grantee;
     WHEREAS, the restricted stock provided for under the Plan is intended to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended; and
     WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the Restricted Stock.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and as an inducement to the Grantee to continue in employment with the Company or its subsidiaries and to promote the success of the business of the Company and its subsidiaries, the parties hereby agree as follows:
     1. Grant of Restricted Stock. The Company hereby grants to the Grantee, upon the terms and subject to the conditions, limitations and restrictions set forth in the Plan and in this Agreement, ___shares of Restricted Stock (the “Shares”), effective as of the date of this Agreement. The Grantee hereby accepts the Shares from the Company.
     2. Vesting. The Shares shall vest ratably in four equal annual increments commencing on the first anniversary of the Effective Date. Notwithstanding the preceding sentence, the Shares shall immediately vest in full upon any “Sale of the Corporation.” A “Sale of the Corporation” shall occur if the Corporation shall engage in a merger, consolidation, recapitalization, reorganization or sale, lease or transfer of all or substantially all of the Corporation’s assets and the Corporation or its stockholders or affiliates immediately before such transaction shall beneficially own, immediately after or as a result of such transaction, equity securities of the surviving or acquiring corporation or such corporation’s parent corporation possessing less than fifty-one percent (51%) of the voting power of the surviving or acquiring corporation or such corporation’s parent corporation, provided that, a Sale of the Corporation shall not be deemed to occur upon any public offering or series of such offerings of securities of the Corporation or its affiliates that results in any such change in beneficial ownership.
     3. Ownership of Restricted Stock. From and after the Effective Date and prior to forfeiture, Grantee will be entitled to all the rights of absolute ownership of the Shares, including the right to vote those Shares and to receive dividends thereon if, as, and when declared by the Board, which dividends will be paid to the Grantee no later than the end of the calendar year in which such dividends are paid to the other holders of Common Stock, or if later, the 15th day of the third month following the date such dividends are paid to the other holders of Common Stock.
     4. Forfeiture of Shares. Upon termination of the Grantee’s employment with the Company or its subsidiaries for any reason, any Shares that have not vested will be immediately forfeited, without any further action by the Company. The right of the Grantee to receive any benefits from the Company or its subsidiaries after termination of employment or service to the Company or its subsidiaries by reason of employment contract, severance arrangement or otherwise shall not affect the determination that the Grantee’s employment or service has been terminated with the Company or its subsidiaries for purposes of this Agreement.
     5. Tax Withholding. Any provision of this Agreement to the contrary notwithstanding, the Company may take such steps as it deems necessary or desirable for the withholding of any taxes that it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with the grant or vesting of any of the Shares subject hereto.
     6. Transfer of Shares. The Grantee shall not, directly or indirectly, sell, transfer, pledge, encumber or hypothecate (“Transfer”) any unvested Shares. Any such Transfer will be void and of no force or effect, and will result in the immediate forfeiture of all Shares, whether vested or not. The Company may elect to hold any certificates representing the Shares until after the Shares have vested. If the Company elects to hold certificates representing unvested Shares, then once the Shares vest, upon the request of the Grantee, the Company will deliver to the Grantee a stock certificate representing the Shares that have vested. If a certificate representing Shares has been issued, the certificate will be affixed with a legend setting forth the restrictions applicable to the Transfer of such Shares. The Shares will not be liable for or subject to, in whole or in part, the debts, contracts, liabilities or torts of the Grantee, nor shall they be subject to garnishment, attachment, execution, levy or other legal or equitable process. To the extent Shares have vested, such Shares shall thereafter be freely transferable by the Grantee, provided that, the Grantee agrees for himself or herself and his or her heirs, legatees and legal representatives, with respect to all Shares acquired pursuant to the terms and conditions of this Agreement (or any shares of Common Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor), that the Grantee and the Grantee’s heirs, legatees and legal representatives will not sell or otherwise dispose of such Shares except pursuant to a registration statement filed by the Company that has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), or except in a transaction which is determined by counsel to the Company to be exempt from registration under the Act and any applicable state securities laws;

and to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Act and any other applicable securities laws.
     7. Certain Legal Restrictions. The Company shall have no obligation to the Grantee, express or implied, to list, register or otherwise qualify any of the Shares. The Shares may not be transferred except in accordance with applicable federal or state securities laws. At the Company’s option, the certificate evidencing Shares issued to the Grantee may be legended with one or more of the following legends:
          (a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR PLEDGED EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION;
          (b) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER AND ARE SUBJECT TO FORFEITURE AS SET FORTH IN A RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.
With respect to any vested Shares, the Grantee shall be entitled, upon request, to receive a new certificate for such Shares without the legend contained in paragraph (b) above.
     8. Plan Incorporated. The Grantee accepts the Shares subject to all the provisions of the Plan, which are incorporated into this Agreement, including the provisions that authorize the Committee to administer and interpret the Plan and which provide that the Committee’s decisions, determinations and interpretations with respect to the Plan are final and conclusive on all persons affected thereby. Except as otherwise set forth in this Agreement, terms defined in the Plan have the same meanings herein. By executing this Agreement, Grantee acknowledges receipt of copy of the Plan.
     9. Miscellaneous.
          (a) Nothing contained in this Agreement shall affect the right of the Company to terminate the Grantee’s employment or service to the Company at any time, with or without cause, or shall be deemed to create any rights to employment or continuance as a director or consultant of the Company on the part of the Grantee.

          (b) The rights and obligations arising under this Agreement are not intended to and do not affect the employment relationship or other relationship that otherwise exists between the Company and the Grantee, whether such relationship is at will or defined by an employment contract, or otherwise. Moreover, this Agreement is not intended to and does not amend any existing employment or consulting contract between the Company and the Grantee.
          (c) Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice to be given to the Company under the terms of this Agreement or any delivery of the Shares to the Company shall be addressed to the Company at its principal executive offices, and any notice to be given to the Grantee shall be addressed to the Grantee at the address set forth beneath his or her signature hereto, or at such other address for a party as such party may hereafter designate in writing to the other. Any such notice shall be deemed to have been delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the party who is to receive it at the above specified address.
          (d) Subject to the limitations in this Agreement on the transferability by the Grantee of the Shares, this Agreement shall be binding upon and inure to the benefit of the representatives, executors, successors or beneficiaries of the parties hereto.
          (e) THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.
          (f) If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.
          (g) All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.
          (h) The parties shall execute all documents, provide all information, and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement.

          (i) This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
          (j) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
          (k) This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.
          (l) At any time and from time to time the Committee may execute an instrument providing for modification of any outstanding shares of restricted stock, provided that no such modification, extension or renewal shall (i) impair the Shares in any respect without the consent of the holder of the Shares or (ii) conflict with the provisions of Rule 16b-3. Except as provided in the preceding sentence, no supplement, modification or amendment of this Agreement or waiver of any provision of this Agreement shall be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.
          (m) In addition to all other rights or remedies available at law or in equity, the Company shall be entitled to injunctive and other equitable relief to prevent or enjoin any violation of the provisions of this Agreement.
          (n) The Grantee’s spouse joins this Agreement for the purpose of agreeing to and accepting the terms of this Agreement and to bind any community property interest he or she has or may have in the Shares, any vested portion or any unvested portion of the Shares and any other shares of Common Stock held by the Grantee.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

PEERLESS MFG. CO.

By:

GRANTEE:

Address:

GRANTEE’S SPOUSE:

Name: